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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 Current Report

             Pursuant to Section 13 or 15(d) of the Securities Ex-
                               change Act of 1934




Date of Report (Date of earliest event reported)      April 22, 1997
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                             HAVERFIELD CORPORATION
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             (Exact name of registrant as specified in its charter)


 Ohio                                0-17947                    34-1606726
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(State or other jurisdiction   (Commission File Number)     (IRS Employer
   of incorporation)                                        Identification No.)






50 Public Square, Suite 444         Cleveland, Ohio               44113-2203
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                    (Address of principal executive offices)


Registrant's telephone number, including area code  (216) 348-2800
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 ITEM 5.      OTHER EVENTS
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On April 22, 1997, Charter One Financial, Inc. ("Charter One"), the holding company of Charter One Bank, F.S.B., and Haverfield Corporation ("Haverfield"), the holding company of Home Bank, F.S.B., entered into a definitive agreement (the "Merger Agreement") to merge in a stock-for- stock exchange.

The terms of the Merger Agreement call for, among other things, a tax-free exchange whereby each share of Haverfield common stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement attached hereto as Exhibit 2) shall be converted into the right to receive shares of Charter One common stock, par value $.01 per share, as described below, including the right to receive a corresponding number of rights associated with the Charter One common stock pursuant to Charter One's Rights Agreement (as defined in the Merger Agreement).

The Merger Agreement provides for the tax free exchange of $27.00 in Charter One common stock for each share of Haverfield common stock. The exchange price will stay fixed at $27.00 if Charter One's average stock price remains between $41.09 and $55.60 per share during a 20-day pricing period ending five business days before closing the transaction (the "Average Charter One Stock Price"). If the Average Charter One Stock Price is (i) greater than $55.60, the exchange of Charter One common stock for Haverfield common stock shall be based on an exchange ratio of.4856 and (ii) less than $41.09 but equal to or greater than $38.05, the exchange of Charter One common stock for Haverfield common stock shall be based on an exchange ratio of .6571. The exchange price shall be fixed at $25.00 in Charter One common stock per share of Haverfield common stock if the Average Charter One Stock Price is less than $38.05 but equal to or greater than $36.55.

If the Average Charter One Stock Price is less than $36.55, then the exchange price of Charter One common stock for Haverfield common stock shall be based on an exchange ratio of .6840, unless Haverfield elects to terminate the transaction. If Haverfield elects to terminate, such termination shall only occur if Haverfield gives Charter One written notice of its election to terminate and Charter one fails to agree to an exchange price of $25.00 in Charter One common stock for each share of Haverfield common stock.

The merger, which would be accounted for as a pooling of interests, is expected to close near the end of the third quarter of 1997. The Merger Agreement has been approved by the boards of directors of both companies, however, the transaction requires the approvals of the Office of Thrift Supervision and Haverfield shareholders.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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   (c) EXHIBITS

   Exhibit 2 Agreement and Plan of Merger and Reorganization, dated April 22, 1997, by and among Charter One Financial, Inc., Charter Michigan Bancorp, Inc., Charter One Bank F.S.B., Haverfield Corporation and Home Bank, F.S.B.

   Exhibit 99.1 Joint press release of Charter One Financial, Inc., and Haverfield Corporation dated April 23, 1997.


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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   HAVERFIELD CORPORATION
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                                                        (Registrant)


Dated:        April 25, 1997       /S/ William A. Valerian
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                                   William A. Valerian, President and Chief
                                   Executive Officer


Dated:        April 25, 1997       /S/ Richard C. Ebner
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                                   Richard C. Ebner, Executive Vice President,
                                   Chief Operating Officer, Chief Financial
                                   Officer and Treasurer